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                                                                     Exhibit 5.1

                                                     Morgan, Lewis & Bockius LLP
                                                     1701 Market Street
                                                     Philadelphia, PA 19103

September 21, 1999

ViroPharma Incorporated
405 Eagleview Boulevard
Exton, Pennsylvania 19341

Re: Public Offering of 3,450,000 Shares of Common Stock,
    $0.002 Par Value Per Share, of ViroPharma Incorporated
    ------------------------------------------------------

Ladies and Gentlemen:

We have acted as counsel to ViroPharma Incorporated, a Delaware corporation (the "Company"), in connection with the preparation of the subject Registration Statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), to register up to 3,450,000 shares (the "Shares") of Common Stock, par value $0.002 per share (the "Common Stock"), to be sold in a public offering (the "Offering"), including 450,000 shares of Common Stock subject to an overallotment option, all of which shares are authorized but heretofore unissued.

In rendering the opinion set forth below, we have reviewed (a) the Registration Statement; (b) the Company's Amended and Restated Certificate of Incorporation, as amended; (c) the Company's By-laws, as amended; (d) certain records of the Company's corporate proceedings as reflected in its minute and stock books; (e) the Form of Underwriting Agreement filed as Exhibit 1.1 to the Registration Statement (the "Underwriting Agreement"), to be executed by the Company and Morgan Stanley & Co., Inc. and U.S. Bancorp Piper Jaffray Inc. as representatives of the underwriters for the Offering (the "Underwriters"); and
(f) such records, documents, statutes and decisions as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.
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ViroPharma Incorporated
September 21, 1999
Page 2

Based upon the foregoing, we are of the opinion that the Shares to be sold by the Company as described in the Registration Statement, when and to the extent purchased by the Underwriters in accordance with the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters." In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP